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                                                                    EXHIBIT 4(n)




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                      COMMON SECURITIES GUARANTEE AGREEMENT


                     CONSUMERS ENERGY COMPANY FINANCING III


                         Dated as of             , 1999


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                                TABLE OF CONTENTS


                                                                                                 Page
                                                                                                 ----

                                                  ARTICLE I.
                                        DEFINITIONS AND INTERPRETATION
     SECTION 1.1.  Definitions and Interpretation...................................................2


                                                  ARTICLE II.
                                                   GUARANTEE

     SECTION 2.1.  Guarantee........................................................................2
     SECTION 2.2.  Waiver of Notice and Demand......................................................3
     SECTION 2.3.  Obligations Not Affected.........................................................3
     SECTION 2.4.  Rights of Holders................................................................3
     SECTION 2.5.  Guarantee of Payment.............................................................4
     SECTION 2.6.  Subrogation......................................................................4
     SECTION 2.7.  Independent Obligations..........................................................4


                                                  ARTICLE III.
                                        LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 3.1.  Limitation of Transactions.......................................................4
     SECTION 3.2.  Ranking..........................................................................4


                                                  ARTICLE IV.
                                                  TERMINATION

     SECTION 4.1.  Termination......................................................................5


                                                  ARTICLE V.
                                                MISCELLANEOUS

     SECTION 5.1.  Successors and Assigns...........................................................5
     SECTION 5.2.  Amendments.......................................................................5
     SECTION 5.3.  Notices..........................................................................5
     SECTION 5.4.  Benefit..........................................................................6
     SECTION 5.5.  Governing Law....................................................................6





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                      COMMON SECURITIES GUARANTEE AGREEMENT


         This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of ________, 1999, is executed and delivered by Consumers Energy Company, a Michigan corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Consumers Energy Company Financing III, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ____________, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof ________ common securities, having an aggregate stated liquidation amount of $__________ designated the _____% Trust Originated Common Securities (the "Common Securities");

         WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.





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                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1.   Definitions and Interpretation

         In this Common Securities Guarantee, unless the context otherwise requires:

         (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) Terms defined in the Declaration as of the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

         (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

         (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantees modified, supplemented or amended from time to time;

         (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

         (f)   a reference to the singular includes the plural and vice versa.

         "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.




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         "Preferred Securities" mean the securities representing preferred undivided beneficial interests in the assets of the Issuer.


                                   ARTICLE II.
                                    GUARANTEE

SECTION 2.1.   Guarantee

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.


SECTION 2.2.   Waiver of Notice and Demand

         The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3.   Obligations Not Affected

         Except as otherwise provided herein, the obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;





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          (d)  the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4.   Rights of Holders

         The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5.   Guarantee of Payment

         This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6.   Subrogation

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7.   Independent Obligations

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.




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                                  ARTICLE III.
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1.   Limitation of Transactions

         So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, or (ii) there shall have occurred any Event of Default under the Indenture or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures or (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee Agreement); provided, however, the Guarantor may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.

SECTION 3.2.   Ranking

         This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.


                                   ARTICLE IV.
                                   TERMINATION

SECTION 4.1.   Termination

         This Common Securities Guarantee shall terminate (i) upon full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities, or (iii) or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.


                                   ARTICLE V.
                                  MISCELLANEOUS

SECTION 5.1.   Successors and Assigns

         All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and



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representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2.   Amendments

         Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 5.3.   Notices

         All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

              Consumers Energy Company Financing III
              c/o Consumers Energy Company
              212 West Michigan Avenue
              Attention:  Alan M. Wright
                          Thomas A. McNish
              Facsimile (517) 788-2186

         (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

              Consumers Energy  Company
              212 West Michigan Avenue
              Jackson, Michigan  49201
              Attention:  Alan M. Wright,
                          Senior Vice President and
                              Chief Financial Officer
              Facsimile (517) 788-2186

          (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.



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SECTION 5.4.  Benefit

         This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5.  Governing Law

         THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN.















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         THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                            CONSUMERS ENERGY COMPANY



                                            By:
                                               ---------------------------------
                                               Name:   Alan M. Wright
                                               Title:  Senior Vice President
                                                   and Chief Financial Officer